SIXTH AMENDMENT
TO
JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)
WHEREAS, Jones Lang LaSalle Incorporated (the “Company”), maintains the Jones Lang LaSalle Incorporated Deferred Compensation Plan (the “Plan”) for the benefit of its eligible employees and Directors, which Plan was amended and restated in its entirety effective January 1, 2009; and
WHEREAS, all capitalized terms used herein shall he the meanings set forth in the Plan unless otherwise indicated in this Amendment;
WHEREAS, pursuant to Section 12.2 of the Plan, the Company retains the authority to amend the Plan;
WHEREAS, the Company’s Board of Directors has delegated its authority to amend the Plan to the Jones Lang LaSalle Incorporated Compensation Committee of the Board; and
WHEREAS, the Compensation Committee has authorized the Chief Human Resources Officer and Executive Vice President, Human Resources, to amend the Plan;
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2022 (the “Effective Date”), as follows:
1.Section 1.4 of the Plan shall be amended by revising the penultimate sentence to read as follows:
“Shares of Stock that shall be distributable under the Plan shall be distributable in shares of actual Stock in the same manner previously described.”
2.Section 1.19 of the Plan shall be amended to read as follows:
“1.19 “Director Fees” shall mean the annual fees earned by a Director from any Employer, including retainer fees, meeting fees and annual Stock grants, as compensation for serving on the board of directors.”
3.Section 3.9(c)(i) of the Plan shall be amended by deleting the first and second sentences thereof and inserting the following sentences in their place:
“A Participant’s SOP Account, Restricted Stock Account and, in the case of a Director, the portion of his or her Annual Account that reflects the deferral of Director Fees in the form of an annual Stock grant pursuant to Section 3.1(a) shall be automatically and irrevocably allocated to the Jones Lang LaSalle Corporation Stock Unit Fund Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to such accounts or the applicable portions thereof.”

4.Section 4.1 of the Plan shall be amended by adding the following paragraph at the end thereof:
“Notwithstanding the foregoing, in connection with each election to defer an Annual Deferral Amount, a Participant who is a Director may elect the form in which his or her Annual Account for such Plan Year will be paid. A Director may elect to receive each Annual Account in the form of a lump sum or pursuant to an Annual Installment Method up to 15 years. If a Director does not make any election with respect to the payment of an Annual Account, then the Director shall be deemed to have elected to receive such Annual Account as a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Benefit Distribution Date. Remaining installments, if any, shall continue in accordance with the Director’s election for each Annual Account and shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date.”
5.Except as specifically provided in this Amendment, the remaining provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Fifth Amendment to the Jones Lang LaSalle Incorporated Deferred Compensation Plan has been executed by a duly authorized representative of Jones Lang LaSalle Incorporated as of the date indicated below.
JONES LANG LASALLE INCORPORATED

By: /s/ Mary Bilbrey
Mary Bilbrey
Chief Human Resources Officer

Date: December 14, 2021